Exhibit 10(ai)
AMENDMENT NO. 1
TO
THE LAMSON & SESSIONS CO.
NONQUALIFIED DEFERRED COMPENSATION PLAN
(POST-2004)
          THIS AMENDMENT is made this 15th day of February, 2007, by The Lamson & Sessions Co. (hereinafter referred to as the “Company”);
WITNESSETH:
          WHEREAS, the Company maintains The Lamson & Sessions Co. Nonqualified Deferred Compensation Plan (Post-2004) (hereinafter referred to as the “Plan”); and
          WHEREAS, the Company reserved the right to make amendments thereto.
          NOW, THEREFORE, the Company hereby amends the Plan as follows, effective January 1, 2007, unless another date is specified.
I.
          Section 2.21 of the Plan is hereby amended in its entirety to provide as follows:
2.21	“Trust Agreement” shall mean the Trust Agreement or Agreements between the Company and the Trustee in connection with the Plan.
II.
          Section 2.22 of the Plan is hereby amended in its entirety to provide as follows:
2.22	“Trustee” shall mean National City Bank, any corporate successor to a majority of its trust business, or any successor Trustee hereunder, or any trustee designated by the Company to hold assets in connection with the Plan.
III.
          Section 4.1 of the Plan is hereby amended in its entirety to provide as follows:
4.1	COMPANY MATCHING CONTRIBUTIONS. For members of the Leadership Council who participate in this Plan, the Company will match 20% of the Annual Incentive Compensation deferred by such Participant which is hypothetically invested in Common Shares pursuant to Section 5.4, and use such amount to issue Restricted Shares (as such term is defined in the 1998 Plan) to the Participant. Such Restricted Shares will be issued under the 1998 Plan and will be subject to the terms and conditions set forth in the 1998 Plan.

IV.
          Section 5.1 of the Plan is hereby amended in its entirety to provide as follows:
5.1 CONTRIBUTIONS. In order to provide assets from which to fulfill its obligations to the Participants and their beneficiaries under the Plan, the Company may establish a trust by a Trust Agreement with a Trustee, to which the Company may, in its discretion, contribute cash or other property, including Common Shares issued by the Company, to provide for the benefit payments under the Plan.
V.
          The second sentence of Section 5.2 of the Plan is hereby amended to read as follows:
Amounts deferred by each Participant or contributed by the Company shall be credited to such Participant’s Deferred Compensation Account.
          IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment to be executed as of the day and year first written above.

THE LAMSON & SESSIONS CO.

By:	/s/ Eileen E. Clancy

Eileen E. Clancy

Its:	Vice President